UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 12, 2021 (January 5, 2021)

Ecomat, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21613	13-3865026
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY 10005

(Address of principal executive offices) (Zip code)

(323) 552-9867

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On January 5, 2021, Ecomat, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with Clark Orient (BVI) Limited, (the “Purchaser”) and certain selling stockholders as described in the SPA (the “Sellers”), pursuant to which the Purchaser acquired 20,205,000 shares of common stock of the Company (the “Shares”) from Sellers for an aggregate purchase price of $320,000. The transaction contemplated in the SPA closed on January 7, 2021 (the “Closing”).

The Shares represent approximately 85% of the issued and outstanding common stock of the Company. The transaction has resulted in a change in control of the Company.

In connection with the change in control, Mr. Ivo Heiden, Chief Executive Officer, Chief Financial Officer, sole director, and Chairman of the Board of Director of the Company (the “Board”), resigned from all of his positions with the Company and the resignations became effective on January 6, 2021.

Simultaneously with the Closing, Ms. Yang Gui was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, and the Chairwoman of the Board.

A form of the SPA is attached hereto as Exhibit 10.1. The foregoing is only a brief description of the material terms of the SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 5.01. Changes in Control of Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Resignation of Directors and Officers

Upon the Closing, Mr. Ivo Heiden, the Chief Executive Officer, Chief Financial Officer, sole director, and Chairman of the Board of Director of the Company (the “Board”), resigned from all his positions with the Company and the resignation became effective on January 6, 2021.

There was no disagreement between Mr. Ivo Heiden and the Company.

(b) Appointment of Directors and Officers

Upon closing, the following person was appointed as our director and officer:

Name	Position
Yang Gui	Chief Executive Officer, Chief Financial Officer, sole director and the Chairwoman of the Board.

Ms. Yang Gui has extensive experience in the financial industry. From 2013 to the present, Ms. Gui serves as CEO & Co-Founder of E C Advisors, a company based in New York and specialized in providing financial consulting services. From 2010 to 2013, she served as Vice President of Algorithm Sales at Bank of America Merrill Lynch, New York. From 2005 to 2010, she served as Assistant Vice President and later Vice President of Algorithm Sales & Trading at Investment Technology Group (ITG) in New York. Ms. Gui obtained her bachelor’s degree in Nanjing University of Science & Technology in 1998. In 2005, Ms. Gui received her master’s degree in Statistics from Harvard University.

Ms. Gui does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.01	Stock Purchase Agreement by and among Ecomat, Inc., Clark Orient (BVI) Limited and certain selling stockholders dated January 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2021

	By:	/s/ Yang Gui
	Name:	Yang Gui
	Title:	Chief Executive Officer